                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

_______________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

_______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        _______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        _______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        _______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        _______________________________________________________________________

    (5) Total fee paid:

        _______________________________________________________________________

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        _______________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        _______________________________________________________________________

    (3) Filing Party:

        _______________________________________________________________________

    (4) Date Filed:

        _______________________________________________________________________

                              ALPHA PRO TECH, LTD.
                               60 CENTURIAN DRIVE
                                    SUITE 112
                            MARKHAM, ONTARIO, CANADA
                                     L3R 9R2

                            Telephone: (905) 479-0654


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TAKE NOTICE that the 2000 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd., (the "Company") will be held at Little America Hotel & Towers, 500 Main Street, Salt Lake City, Utah 84101 on:

                              FRIDAY, JUNE 9, 2000

at the hour of 9:15 o'clock A.M. (local time) for the following purposes:

1. To elect five directors.

2. To ratify the appointment of independent accountants.

3. To transact such other business as may properly come before the Meeting.

Accompanying this Notice is the Proxy Statement and Form of Proxy.

The Board of Directors set April 26, 2000, as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of our shareholders as of the close of business on April 26, 2000 for inspection during normal business hours from May 24 through June 8, 2000, at our offices, in Markham, Ontario. This list will also be available at the meeting.

DATED:      May 8, 2000

                       BY ORDER OF THE BOARD OF DIRECTORS


                              AL MILLAR, PRESIDENT


                             YOUR VOTE IS IMPORTANT



WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                              ALPHA PRO TECH, LTD.
                               60 CENTURIAN DRIVE
                                    SUITE 112
                            MARKHAM, ONTARIO, CANADA
                                     L3R 9R2

                                 PROXY STATEMENT


This Proxy Statement and accompanying proxy are first being sent to shareholders on or about May 8 ,2000.



                               VOTING AND PROXIES


WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At our Annual Meeting, Shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors and the ratification of the appointment of our independent accountants. In addition, management will respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

Only holders of record at the close of business on April 26, 2000 of Common Stock are entitled to vote. Each holder of common stock is entitled to one vote per share. We are authorized to issue 50,000,000 common shares, par value $.01 per share. There were issued and outstanding 24,228,616 shares of Common Stock as of the close of business on April 26, 2000. There is only one class of shares.

HOW DO I VOTE?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Voting information is provided on the enclosed form of proxy. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them.

WHAT IF MY SHARES ARE HELD BY A BROKER OR NOMINEE?

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares for approval.


HOW WILL MY PROXY BE VOTED?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Item 2. We are not aware of any other matter that may be properly presented other than the election of directors and Item 2. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

WHAT IF I DON'T MARK THE BOXES ON MY PROXY?

Unless you give other instructions on your form of proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote
FOR:

     -    the election of directors;

     - the ratification of the appointment of PricewaterhouseCoopers, LLP as our independent accountants for 2000.

CAN I GO TO THE ANNUAL MEETING IF I VOTE BY PROXY?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

WILL MY VOTE BE PUBLIC?

No. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available as actually necessary to meet legal requirements.

WHAT CONSTITUTES A QUORUM?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE AN ITEM?

The affirmative vote of shares representing a majority in voting power of the shares of common stock, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Item 2. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.


                         PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by our regular officers and employees. We may reimburse shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by us.


                                  ANNUAL REPORT

The Annual Report for the year ended December 31, 1999 containing financial and other information about the Company is enclosed.

 ITEM 1.
                              ELECTION OF DIRECTORS

The Board of Directors currently consists of five members. Directors are elected annually for a term of office to expire at the succeeding annual meeting of shareholders after their election and until their successors are duly elected and qualified. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. All nominees are currently directors and were elected by the shareholders.

Each of the nominees has consented to serve. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

There is set forth below following the names of the nominees and our executive officers, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the year first elected as a director or executive officer.


                        DIRECTORS AND EXECUTIVE OFFICERS

                                     Director or Executive
Name                         Age     Officer Since           Position with the Company
----                         ---     -------------           -------------------------
SHELDON HOFFMAN              62      July 11, 1989           CEO and Director

AL MILLAR                    58      July 11, 1989           President and Director

ROBERT H. ISALY              70      November 15, 1989       Director

JOHN RITOTA                  48      December 18, 1991       Director

DONALD E. BENNETT, JR.       59      June 23, 1994           Director and Senior Vice President-Manufacturing

LLOYD HOFFMAN                39      July 1, 1993            Senior Vice President - Finance and Administration

MICHAEL SCHEERER             40      January 1, 1997         Senior Vice President - Sales and Marketing

SHELDON HOFFMAN is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989. Mr. Hoffman founded and was president of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries, Inc. ("CCL"), a manufacturer of aerosol and liquid products and containers. Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems, Ltd., a water filter manufacturer, as president and chief executive officer.

ALEXANDER W. MILLAR has been a director of the Company since July 11, 1989 and president since August 1, 1989. Mr. Millar has spent over 20 years as a professional in sales and marketing including international marketing. Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols Ltd. from 1971 to 1985, when the business was sold to CCL. He then joined CCL as manager of business development for North America. In March, 1988, he formed Milmed International Distributors Limited to distribute the Company's products internationally. In 1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations.

ROBERT ISALY has been a director of the Company since November 20, 1989. He was the owner of a nursery, Florida Bedding Plants Inc. from 1986 to 1992. Prior thereto he was involved with two Ohio based family businesses. The Isaly Dairy Company and the H.R. Isaly Cheese Company. He is currently an independent businessman.

JOHN RITOTA has been a director of the Company since December 18, 1991 and since 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Del Ray Beach, Florida.

DONALD E. BENNETT, JR. joined the Company on March 24, 1994 as President of its newly formed Apparel Division which was established to acquire the assets of Disposable Medical Products, Inc. ("DMPI"), a manufacturer of medical apparel items including bouffant caps, shoe covers, gowns, coveralls and lab coats. Mr. Bennett owned and operated DMPI for approximately twenty years prior to the Company's acquisition of its assets.

                             OUR EXECUTIVE OFFICERS

Three of the executive officers of the Company, Sheldon Hoffman, Al Millar and Donald E. Bennett, Jr. are also directors and nominees, and are identified above. Information follows on our other current executive officers of the Company.

LLOYD HOFFMAN has been employed by the Company since November 15, 1991 in various capacities and since early 1997 has been Senior Vice President-Finance and Administration. From 1987 to 1991, Mr. Hoffman was a shareholder and was in charge of finance and administration at Software Concepts. Inc. a developer of software for association and magazine publishers.

MICHAEL SCHEERER joined the Company on January 1, 1997 as Senior Vice President-Sales and Marketing. From 1990 to October 1992, Mr. Scheerer was Director of Sales-Development and Administration at Baxter Scientific Products. In October, 1992, he was named Vice President-Sales and Marketing for Baxter's Critical Environmental Solutions business. In September, 1995, Baxter Scientific Products was purchased by VWR Scientific Products, Inc. where Mr. Scheerer served as Vice-President Critical Environmental Solutions and New Business Ventures until joining the Company.

There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.


                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of March 31, 2000 with respect to shares of our common stock beneficially owned by each of our directors, each nominee for director, each of our executive officers, all executive officers and directors as a group, and by persons known to us to be beneficial owners of more than 5% of the Company's Stock.

Directors, Executive Officers                    Number of Shares
and 5% Shareholders                              Beneficially Owned              Percent of Class
-------------------                              ------------------              ----------------
William R.  Lykken
740 McHugh Avenue
Grafton, ND                                          1,657,465                          6.8%

Al Millar, President and Director                    1,612,297 (1)                      6.4%

Sheldon Hoffman,                                     1,322,138 (2)                      5.3%
CEO and Director

Robert H. Isaly, Director                              715,613 (3)                      2.9%

John Ritota, Director                                  420,194 (4)                      1.7%

Lloyd Hoffman,                                         353,000 (5)                      1.4%
Sr. VP - Finance and Administration

Donald E. Bennett, Jr.,                                256,667 (6)                      1.0%
Sr. VP - Manufacturing and Director


Michael Scheerer,                                      456,200 (7)                      1.9%
Sr. VP - Sales and Marketing

All Directors and Officers                           5,136,109                         18.9%
as a Group (7 persons)

(1) Includes 750,000 shares subject to currently exercisable options; and includes 88,428 shares and 50,000 shares subject to currently exercisable options owned beneficially by Mr. Millar's wife as to which Mr. Millar denies beneficial ownership.*

(2) Includes 750,000 shares subject to currently exercisable options; and includes 112,502 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Does not include 410,051 shares owned beneficially by Hoffman Family Trust, as to which Mr. Hoffman denies beneficial ownership. The beneficiaries of the Hoffman Family Trust are Mr. Hoffman's wife and their two children. Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.*

(3) Includes 258,000 shares subject to currently exercisable options; and includes 141,523 shares owned beneficially by Mr. Isaly's wife, as to which Mr. Isaly denies beneficial ownership;

(4) Includes 375,000 shares subject to currently exercisable options; and includes 7,000 shares owned beneficially by Dr. Ritota's wife as to which Dr. Ritota denies beneficial ownership.*

(5) Includes 285,000 shares subject to currently exercisable options; and 25,000 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein.*

(6)  Includes 225,000 shares subject to currently exercisable options.*

(7) Includes 225,000 shares subject to currently exercisable options; and 38,450 shares owned beneficially by Mr. Scheerer's wife as to which Mr. Scheerer denies beneficial ownership. See "Management-Employee Arrangements."*

* A currently exercisable option is one which is exercisable within 60 days from the date hereof.


Applicable percentage of ownership is based on 24,230,116 shares of our common stock outstanding on March 31, 2000 and treats as outstanding all shares underlying currently exercisable options held by the identified director or officer in the first column. These shares, however; are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The addresses of each of the executive officers and directors is care of Alpha Pro Tech, Ltd., 60 Centurian Dr., Suite 112, Markham, Ontario, Canada L3R 9 R2.

Messrs. Sheldon Hoffman, Al Millar and Lloyd Hoffman are residents of Canada and Messrs. Ritota, Isaly, Bennett and Scheerer reside in the United States.


DIRECTOR'S MEETINGS

The Board of Directors of the Company met three times during the year ended December 31, 1999. In 1998, the Company had no standing nominating or compensation committees, these matters being handled by the entire Board of Directors. In 1999 the Board of Directors formed a Compensation Committee consisting of Messrs. Al Millar, Robert Isaly, and John Ritota. The Compensation Committee makes recommendations concerning salaries and incentive compensation for our executive officers. One meeting of the Compensation Committee was held in 1999. In 1993, the Board of Directors of the Company formed an Administrative Committee for the 1993 Stock Option Plan for Directors consisting of Messrs. Al Millar and Sheldon Hoffman which recommends granting of non-qualified stock options to non-employee directors. The Board of Directors also has an Audit Committee which reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the Company's independent auditors and reviews the Company's internal controls. The Company's Audit Committee sits for a term of one year and a new audit committee is formed each year following the annual meeting. In 1999, the Audit Committee was composed of Messrs. Hoffman, Isaly and Ritota. One meeting of the Audit Committee was held in 1999.The Audit and Compensation Committee are each composed of directors two of whom who are not officers or employees of the Company ("Outside Directors").

In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO , President and others regarding matters of interest and concern to the Company.


COMPENSATION OF DIRECTORS

Outside Directors are reimbursed for their direct expenses incurred in attending a meeting.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

In 1999, the our executive compensation program was administered by the Compensation Committee of the Board of Directors. The Committee makes recommendations on all of the three key components of our executive compensation program: base salary, contractual incentive awards, and long-term incentives.

Our executive compensation program is structured to help us achieve its business objectives by:

     - providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

     - linking executives' total compensation to company and individual job performance

     - providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in shareholder value

Our executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. Our total compensation levels fall in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable.

BASE SALARIES

Our salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, our overall financial performance of the Company, and the performance of the individual.

CONTRACTUAL INCENTIVE AWARDS

Pursuant to the executive compensation program, we have contracted to provide two of our executive employees with profit participation incentive compensation. Messrs. Millar and Hoffman are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company.


STOCK OPTIONS

We periodically grant incentive and non-qualified stock options to purchase our common stock in order to provide certain compensation to key employees and those of our subsidiaries with a competitive total compensation package and to reward them for their contribution to our short and long-term stock performance. These stock options are designed to align the employees' interest with those of the shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which the become exercisable are established by the Board with respect to incentive stock options, within the parameters of the 1993 Incentive Stock Option Plan and by the Administrative Committee with respect to the 1993 Stock Option Plan for Directors. We do not grant stock appreciation rights.

1999 COMPENSATION

The CEO and President are each compensated on a salary and pay-for-performance approach. Taken into consideration are overall Company performance in attaining annual growth in revenues, the addition or development of new and enhanced products, pretax earnings, and the achievement of short and long term goals of the Company's business as established in its five year plan. Contractual incentive awards were earned in 1999 by our CEO and President.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

DEDUCTIBILITY OF COMPENSATION Effective January 1, 1994, the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $ 1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $ 1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1993 Incentive Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 1994 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.




                                                   Respectfully submitted,


                                                   Robert H. Isaly
                                                   Al Millar
                                                   John Ritota



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Membership of the Compensation Committee is set forth under "Report of the Compensation Committee." Except with respect to their compensation arrangements, Mr. Hoffman, CEO and Mr. Millar, President, participated in executive compensation deliberations and recommendations of the Board of Directors.

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate cash and cash equivalent forms of compensation paid by the Company during the last three fiscal years for services in all capacities to those persons who were as of December 31, 1999, the Chief Executive Officer and each of the most highly compensated executive officers (a total of four persons), to the extent each earned more than $100,000 in salary and bonus ("Named Officers").

 Annual Compensation                                                    Long Term Compensation
 -------------------                                                    ----------------------
                                                                            Awards
                                                                            ------

Name and                                                          Shares
Principal                                                         Underlying              All Other
Position                YEAR        Salary($)     Bonus ($)       Options (#)          Compensation(1)
--------                ----        ---------     ---------       -----------          ---------------
Sheldon Hoffman         1999         140,000       62,500             50,000
 CEO                    1998         120,000       17,550            100,000                 6,900
                        1997         168,000                         100,000                 7,300

Al Millar               1999         147,000       62,500             50,000
 President              1998         120,000       17,550            100,000                 6,900
                        1997         156,000                         100,000                 7,500

Michael Scheerer        1999         115,000       25,000             25,000                14,000
                        1998         115,000                         100,000                14,000
                        1997         115,000                         100,000                13,000

Donald B.Bennett        1999         109,000       20,000             50,000                 9,500
                        1998         110,000                          25,000                 8,400

(1)  Represents annual car allowance

STOCK OPTIONS

The following table provides information regarding grants of stock options made during the fiscal year ended December 31, 1999 to the persons named in the Summary Compensation Table above:


                       OPTION GRANTS IN LAST FISCAL YEAR

                         Number of         % of Total                                           Potential Realizable Value at
                         Securities        Options                                              Assumed Annual Rate of Stock
                         Underlying        Granted to                                           Price Appreciation for Options
                         Options           Employees in       Exercise         Expiration                 Term
Name                     Granted  (#)      Fiscal Year      Price ($/share)       Date         5% ($)              10% ($)
------------------------------------------------------------------------------------------------------------------------------------
Al Millar                 50,000             16.95%             $.49            1/10/04        $6,750               $14,950
Sheldon Hoffman           50,000             16.95%             $.49            1/10/04         6,750                14,950
Donald  E Bennett, Jr.    50,000             16.95%             $.49            1/10/04         6,750                14,950
Michael Scheerer          25,000              8.47%             $.49            1/10/04         3,375                 7,475

(1)  Options awarded under the Plan generally provide for immediate vesting.

(2) All options were granted with an exercise price equal to or greater than fair market value of the Common Stock as determined on the date of the grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 5-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock to date, which exceeds the hypothetical gain shown in the table.

No options were exercised during the fiscal year ended December 31,1999.


EMPLOYMENT ARRANGEMENTS

Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each). Each earned a bonus of $62,500 for 1999.

BENEFIT PLANS

STOCK OPTION PLANS

INCENTIVE STOCK OPTION PLAN

The Company has an Incentive Stock Option Plan (the "Plan") for Officers and other Key Employees with 3,750,000 shares reserved for grant thereunder. The Plan, which was adopted by the Board of Directors in October, 1993 was approved by Shareholders at the Annual Meeting in June 1994. The Plan is administered by the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company's Common Stock. The options are not transferable. There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year. The terms of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed ten years. 290,000 options were granted to 12 employees in 1999 at an average price of $0.50. At December 31, 1999 options to purchase 2,950,000 shares were outstanding under the Plan out of 3,750,000 shares reserved for such purpose.


RETIREMENT SAVINGS PLAN

In 1999 the Company initiated a Retirement savings Plan (the "401 (k) Plan") which is intended to qualify under section 401(k) of the Internal Revenue Code. Employees of the Company who have attained age 21 and completed at least one year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant's compensation in any year in accordance with limitations defined in the Code. Under the 401(k) Plan the Company is matching 25% of the contributing participant's effective deferral but not in excess of 4% of such contributing participant's compensation. The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested. The participant's interest in Company's contributions and in the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier upon such participant's death or disability. A participant's fully vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability, or termination of employment or upon reaching age 59 1/2. At December 31, 1999 the Company had accrued a contribution to the 401(k) Plan of $15,334.. The Company's contribution on behalf of the officers named under "Executive Compensation" were as follows: Sheldon Hoffman - $0; Al Millar - $0; Michael Scheerer - $0 and Donald Bennett - $1,184.

DIRECTORS STOCK OPTION PLAN

The Board of Directors of the Company in October 1993 approved the 1993 Directors Stock Option Plan (the "Directors Plan") covering an aggregate of 600,000 shares of common stock subsequently increased to 750,000 shares. The Board of Directors or a Committee thereof administers the Directors Plan. Directors of the Company who are not employees of the Company are eligible to participate in the Plan. Each option granted has an exercise price equal to fair market value on the date of grant. As of December 31, 1999 options covering an aggregate of 258,000 shares and 400,000 shares had been granted respectfully to Robert Isaly and John Ritota at an exercise price of $ 0.76 per share.

The Company does not have any pension, profit sharing or similar plans established for its employees, other than the bonus payable to Messrs. Hoffman and Millar.

---------------------------------------------------------FISCAL YEAR ENDING----------------------------------------------
COMPANY/INDEX/MARKET              12/31/1994    12/30/1995      12/29/1996     12/31/1997      12/31/1998     12/31/1999

ALPHA PRO TECH, LTD.                100.00        176.92          119.38         126.77            59.08         99.69

Surgical Appliances & Supplies      100.00        150.77          145.35         186.10           238.79        212.65

NASDAQ Market Index                 100.00        129.71          161.18         197.16           178.08        490.46

THE ABOVE GRAPH COMPARES THE FIVE-YEAR CUMULATIVE RETURN OF THE COMPANY WITH THE COMPARABLE RETURN OF TWO INDICES. THE INDUSTRY INDEX REPRESENTS THE INDUSTRY OR LINE-OF-BUSINESS OF THE COMPANY. THE GRAPH ASSUMES $100 INVESTED ON JANUARY 1, 1995. THE COMPARISON ASSUMES THAT ALL DIVIDENDS ARE REINVESTED.

THE INDUSTRY INDEX REPRESENTS THE SURGICAL APPLIANCES AND SUPPLIES, COMPRISED OF 35 CORPORATIONS, COMPILED FROM THE SIC CODE WITHIN WHICH THE COMPANY IS LISTED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In December 1997, the Company entered into a three-year credit facility with an asset-based lender. Pursuant to the terms of the credit agreement, the Company has a $ 2,500,000 line of credit and a $ 400,000 term loan secured by accounts receivable, inventory, trademarks, patents, property and equipment, and 66.67% of the issued and outstanding shares of DMPI. The credit facility bears interest at prime plus 2%, which was 10.5% at December 31, 1997. In the event the lender comes into possession of the collateral securing the loan, each of Messrs. Millar and Sheldon Hoffman have agreed to use their best efforts to assist the lender in disposing of the collateral and collecting the accounts receivable. In addition, the loan has been guaranteed by each of Messrs. Millar and Sheldon Hoffman up to a maximum of $ 187,500.

ITEM 2.
                                 RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS


Management proposes the appointment of PricewaterhouseCoopers, LLP as independent accountants to examine the financial statements of the Company for the fiscal year 2000. The Board of Directors has directed that such appointment be submitted for ratification by the shareholders at the meeting.

PricewaterhouseCoopers, LLP has served as the independent accountants for the Company since 1992. A representative of PricewaterhouseCoopers, LLP is expected to be present at the Meeting and will have the opportunity to make statements if he desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP. RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Form 3, 4, and 5 with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers and directors were complied with except that each executive officer and director did not timely file a Form 4 Statement of Change in Beneficial Ownership of securities with the SEC with respect to stock options granted to them during the year ended December 31, 1999.

                                  ANNUAL REPORT

            A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO L3R 9R2, CANADA, ATTENTION:
            SHELDON HOFFMAN, CEO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.


                                FUTURE PROPOSALS

The 2000 Annual Meeting is expected to be held on Friday, June 8, 2001. If any shareholder wishes to submit a proposal for inclusion in our Proxy Statement for the 2001 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the company's principal executive office by December 31, 2000.


                                  OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.


                       BY ORDER OF THE BOARD OF DIRECTORS



                                   "AL MILLAR"
                                    President

                              ALPHA PRO TECH, LTD.,

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert H. Isaly, and each of them individually with the power of substitution, as Proxy or proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at Little America Hotel & Towers, 500 Main Street, Salt Lake City, Utah 84101 on June 9, 2000 at 9:15 A.M. local time and at any adjournment thereof, hereby revoking any prior Proxy or proxies. This Proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY.

              (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

                   Please mark your
 /X/               votes as in this
                   example.

1.     To elect as directors all the persons named below:

                   Al Millar               Robert H. Isaly
                   Sheldon Hoffman         John Ritota
                   Donald E. Bennett, Jr.

                   For:        Withhold Vote:

       For, except vote withheld from the following nominee(s)

       ____________________________________________

2. Ratification of appointment of PricewaterhouseCoopers, LLP, as Independent Accountants of the Company

                   For:                    Against:                Abstain:

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Date, sign and return the Proxy Card promptly using the enclosed envelope.

            (Signature should conform exactly to name on this proxy. Where shares are held by joint tenants, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title).

            Dated:________________________________, 2000


            ______________________________________
                        Signature

            _______________________________________
              Signature if held jointly